CERTIFICATE OF MERGER

                            PINNACLE MERGER SUB, INC.

                                      INTO

                           360 COMMUNICATIONS COMPANY

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                     Pursuant to Section 251 of the General
                    Corporation Law of the State of Delaware

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         360 Communications Company, a Delaware Corporation, hereby certifies as follows with respect to the merger of Pinnacle Merger Sub, Inc. into 360 Communications Company (the "Merger"):

         FIRST: The names of the constituent corporations to the Merger are Pinnacle Merger Sub, Inc. and 360 Communications Company. Each constituent corporation is incorporated under the laws of the State of Delaware.

         SECOND: An Agreement and Plan of Merger, dated as of March 16, 1998 (the "Merger Agreement"), has been approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: The name of the surviving corporation of the Merger is "360 Communications Company" (the "Surviving Corporation").

         FOURTH: The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of 360 Communications Company in effect on the date hereof shall be the certificate of incorporation and by-laws of the Surviving Corporation.

         FIFTH: An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation, 8725 W. Higgins Road, Chicago, Illinois 60631.

         SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation on request and without cost to any stockholder of either constituent corporation.

         SEVENTH: That the Merger shall be effective as of 12:01 a.m., eastern time, on July 1, 1998.

         IN WITNESS WHEREOF, 360 Communications Company caused this Certificate of Merger to be executed in its corporate name by its President as of this 30th day of June, 1998.

                                       360 COMMUNICATIONS COMPANY


                                       By:   /s/ Dennis E. Foster
                                                Dennis E. Foster
                                                President